EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-11 of our reports dated March 29, 2006, relating to the consolidated financial statements and consolidated financial statement schedule of Behringer Harvard REIT I, Inc. and subsidiaries as of and for the year ended December 31, 2005, and contained in Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to Registration Statement No. 333-119945 on Form S-11.

/s/ Deloitte & Touche LLP

Dallas, Texas
September 20, 2006